UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report:  February 17, 2006

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

 Section 5

     Item 5.03. Amendments to Articles of Incorporation or By-Laws

To provide registration and transfer of shares of its Common Stock in book entry form and to make certain other conforming changes, on February 14, 2006 the Board of Directors of the Company amended Article V of the Company's By-Laws to read in its entirety as follows:

ARTICLE V

Shares

Section 5.1.  Certificates for Shares.  Shares in the corporation may be issued in book-entry form or evidenced by certificates. However, every holder of shares in the Corporation shall be entitled upon request to have a certificate evidencing the shares owned by the shareholder, signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President and the Secretary, certifying the number of shares owned by the shareholder in the Corporation. The signatures of the Chairman of the Board, the President, Vice President, and the Secretary, the signature of the transfer agent and registrar, and the Seal of the Corporation may be facsimiles. In case any officer or employee who shall have signed, or whose facsimile signature or signatures shall have been used on, any certificate shall cease to be an officer or employee of the Corporation before the certificate shall have been issued and delivered by the Corporation, the certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or employee of the Corporation; and the issuance and delivery by the Corporation of any such certificate shall constitute an adoption thereof. Every certificate shall state on its face (or in the case of book-entry shares, the statements evidencing ownership of such shares shall state) the name of the Corporation and that it is organized under the laws of the State of Indiana, the name of the person to whom it is issued, and the number and class of shares and the designation of the series, if any, the certificate represents, and shall state conspicuously on its front or back that the Corporation will furnish the shareholder, upon written request and without charge, a summary of the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series). Every certificate (or book-entry statement) shall state whether such shares have been fully paid and are non-assessable. If any such shares are not fully paid, the certificate (or book-entry statement) shall be legibly stamped to indicate the percentum which has been paid up, and as further payments are made thereon, the certificate shall be stamped (or book-entry statement updated) accordingly. Subject to the foregoing provisions, certificates representing shares in the Corporation shall be in such form as shall be approved by the Board of Directors. There shall be entered upon the stock books of the Corporation at the time of the issuance or transfer of each share the number of the certificates representing such share (if any), the name of the person owning the shares represented thereby, the class of such share and the date of the issuance or transfer thereof.

Section 5.2.  Transfer of Shares. Transfer of shares of the Corporation shall be made on the books of the Corporation by the holder of record thereof, or by the shareholder's attorney thereunto duly authorized in writing and filed with the Secretary of the Corporation or any of its transfer agents, and on surrender of the certificate or certificates (if any) representing such shares. The Corporation and its transfer agents and registrars, shall be entitled to treat the holder of record of any share or shares the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Indiana. Shareholders shall notify the Corporation in writing of any changes in their addresses from time to time.

Section 5.3.  Regulations. Subject to the provisions of this Article V the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer and regulation of certificates for shares or book-entry shares of the Corporation.

Section 5.4.  Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents, one or more registrars, and one or more agents to act in the dual capacity of transfer agent and registrar with respect to the certificates representing shares and the book-entry shares of the Corporation.

Section 5.5.  Lost or Destroyed Certificates. The holders of any shares of the Corporation shall immediately notify the Corporation or one of its transfer agents and registrars of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed upon such terms and under such regulations as may be adopted by the Board of Directors or the Secretary, and the Board of Directors or Secretary may require the owner of the lost or destroyed certificate or the owner's legal representatives to give the Corporation a bond in such form and for such amount as the Board of Directors or Secretary may direct, and with such surety or sureties as may be satisfactory to the Board of Directors or the Secretary to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against it or any such transfer agent or registrar on account of the alleged loss or destruction of any such certificate or the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors or the Secretary, it is proper so to do.

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2006

Cummins Inc.
By: /s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller Principal Accounting Officer